INVOICE FOR RED STREAK PROPERTY PURCHASE

October 10, 2006

To: Red Jasper Resources Inc.
c/o John Briner
999 West Hastings Street
Suite 510
Vancouver, BC
V6C 2W2
Tel: 604-685-7552
Email: JDBriner@Brinergroup.com

From: James Laird
Laird Exploration Ltd.
P.O Box 627
Lions Bay, BC
V0N 2E0
Tel: (604) 921-4031
Email: Lairdex@telus.net

Re: Red Streak Property Payment

Terms: $10,000.00 US, due upon receipt of Property Report

James Laird
Laird Exploration Ltd.